AMENDMENT


This amendment ("Amendment") is entered into as of the 23rd day of May, 2002, by and between SAFECO Life Insurance Company (the "Company"), INVESCO Funds Group, Inc. (the "Adviser"), INVESCO Distributors, Inc. (the "Distributor"), and INVESCO Variable Investment Funds, Inc. (the "Fund").

WHEREAS, the Parties have previously executed a Fund Participation Agreement dated April 16, 1998 ("Agreement") and Amendment No. 1 dated October 31, 2001;

NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.      Schedule A of the Agreement is replaced with Schedule A attached hereto.

To the extent possible, this Amendment and the Agreement shall be read together. In the event of a conflict between the provisions of this Amendment and those of the Agreement, the provisions of this Amendment shall control.


Except as expressly amended hereby, the Agreement remains in full force and effect.


INVESCO Funds Group, Inc.                      INVESCO Distributors, Inc.

Signature:  /s/  Ronald L. Grooms              Signature:  /s/  Ronald L. Grooms
          -----------------------------                  -----------------------

Name/Title:    Ronald L. Grooms                  Name/Title:    Ronald L. Grooms
               Senior Vice President                       Senior Vice President


INVESCO Variable Investment Funds, Inc.

Signature:  /s/  Ronald L. Grooms

Name/Title:    Ronald L. Grooms
               Treasurer


SAFECO Life Insurance Company

Signature:        /s/ Scott Bartholomaus

Name/Title:     Scott Bartholomaus
               Vice President



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                                   SCHEDULE A
                                    ACCOUNTS


Name of Account                     Date of Resolution of Insurance Company's
                                    Board which Established the Account

1.       Separate Account SL                                  November 6, 1986

2.       SAFECO Resource Variable Account B                   February 6, 1986

3.       SAFECO Separate Account C                            February 11, 1994

4.       SAFECO SAFEFLEX Separate Account D                   March 12, 1993
         (non-registered)